PRESS RELEASE	Exhibit 99

Scripps Networks Interactive reports second quarter financial results

•	Revenues of $534 million, up 12 percent

•	Segment profit of $274 million, up 24 percent

•	Income from continuing operations of $0.78 per share

For immediate release

Aug. 9, 2011

KNOXVILLE, Tenn. – Scripps Networks Interactive Inc. (NYSE: SNI) today reported operating results for the second quarter 2011.

Consolidated revenues for the quarter increased 12 percent to $534 million from the prior-year period. Results for the three-month period ended June 30 reflect strong advertising revenue of $374 million, up 13 percent, and affiliate fee revenue of $148 million, up 6.3 percent year-over-year.

Expenses for the quarter increased 1.2 percent from the prior-year period to $260 million. Expenses in the second quarter 2010 included $8.6 million in one-time expenses related to the Travel Channel transition. Excluding the prior-year transition costs, consolidated expenses increased 4.7 percent in the second quarter of 2011. The increase was driven primarily by increased marketing expenses to promote programming initiatives and higher personnel costs.

Total segment profit increased 24 percent to $274 million. Excluding the 2010 one-time item noted above, segment profit increased 19 percent from the second quarter of 2010. (See note 3 for a definition of segment profit).

Second quarter income from continuing operations attributable to Scripps Networks Interactive was $133 million, or $0.78 per share, compared with $98.0 million, or $0.58 per share, in the second quarter 2010. Excluding the one-time item noted, second quarter 2010 income from continuing operations attributable to Scripps Networks Interactive was $0.60 per share.

On May 31, the company completed the sale of its Shopzilla online comparison shopping business. The results from this business segment have been classified as discontinued operations. The loss from discontinued operations in the second quarter 2011 was $55.5 million which included a loss on divestiture of $53.3 million. Including losses from discontinued operations, net income attributable to Scripps Networks Interactive was $77.4 million or $0.46 per share compared with $106 million or $0.63 per share. Results for the second quarter 2010 include income from discontinued operations of $8.2 million.

“The outstanding marketing power of Scripps Networks Interactive’s television and Internet brands is evident in the company’s solid second quarter financial results,” said Kenneth W. Lowe, chairman, president and chief executive officer. “HGTV, Food Network and Travel Channel – our fully distributed networks – consistently lead their respective content categories and genres on both TV and the Web, aggregating large and targeted audiences that are highly valued by media consumers, our advertising customers and distribution partners.”

“Likewise our premium-tier channels in the home and food categories, DIY Network and Cooking Channel, generated strong revenue growth as an increasing number of viewers discovered the exceptional vitality and utility of the creative original programming that’s defining these unique and exciting brands. Put it all together, and the company succeeded in delivering solid double-digit growth in revenue and segment profit during the second quarter and is on track for another outstanding year.”

Lifestyle Media

Revenue at Food Network was $187 million, up 8.2 percent. Food Network reaches more than 100 million U.S. households, up 0.7 percent from the end of the second quarter 2010.

Revenue at HGTV was $189 million, up 8.9 percent. HGTV now reaches about 100 million U.S. households, up 0.9 percent from the end of the second quarter 2010.

Revenue at Travel Channel increased 15 percent to $70.3 million. Travel Channel reaches 96 million U.S. households, about even with the end of the second quarter 2010.

Revenue at DIY Network was up 27 percent to $29.0 million. DIY can be seen in 54 million U.S. households, up 1.5 percent from a year ago.

Revenue at Cooking Channel was $15.9 million, up 17 percent. These results include $3.1 million in the second quarter 2011 and $1.0 million in the second quarter 2010 of amortization expense for distribution incentives related to the rebranding of the Fine Living Network to the Cooking Channel. Excluding this item, revenue at the Cooking Channel was $19.0 million, up 30 percent from the prior-year quarter. The company completed its rebranding of Fine Living Network to the Cooking Channel on May 31, 2010. Cooking Channel reaches approximately 58 million U.S. households, up 1.0 percent from a year ago.

Revenue at Great American Country (GAC) decreased 31 percent to $5.9 million. GAC can be seen in 60 million U.S. households, up 2.9 percent from a year ago.

Revenue from the company’s digital businesses, which include its network-branded websites, was $27.4 million, up 28 percent.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s second quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live

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webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investor Relations link at the top of the page. The webcast link can be found next to the microphone icon.

To access the conference call by telephone, dial 800-230-1059 (U.S.) or 612-288-0337 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Second Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET Aug. 9 until 11:59 p.m. ET Aug. 23. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 208998. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investor Relations then follow the Audio Archives link on the left side of the page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2010 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for television and the Internet, where on-air programming is complemented with online video, social media areas and e-commerce components on companion Web sites and broadband vertical channels. The company’s media portfolio includes popular lifestyle television and Internet brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and country music network Great American Country.

###

Contact:

Mark Kroeger, Scripps Networks Interactive Inc., 865-560-5007

E-mail: mark.kroeger@scrippsnetworks.com

Mike Gallentine, Scripps Networks Interactive Inc., 865-560-4473

E-mail: m.gallentine@scrippsnetworks.com

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended June 30,			Six months ended June 30,
(in thousands, except per share data)	2011	2010	Change	2011	2010	Change

Operating revenues	$533,984	$478,730	11.5%	$1,014,815	$910,517	11.5%
Costs and expenses	(259,883)	(256,806)	1.2%	(513,464)	(518,314)	(0.9)%
Depreciation and amortization of intangible assets	(22,174)	(24,790)	(10.6)%	(43,735)	(47,843)	(8.6)%
Gains (losses) on disposal of property and equipment	(3)	(1,171)	(99.7)%	(19)	(1,292)	(98.5)%

Operating income	251,924	195,963	28.6%	457,597	343,068	33.4%
Interest expense	(8,576)	(9,291)	(7.7)%	(17,191)	(17,772)	(3.3)%
Equity in earnings of affiliates	13,024	8,366	55.7%	22,682	14,542	56.0%
Miscellaneous, net	421	377	11.7%	468	244	91.8%

Income from continuing operations before income taxes	256,793	195,415	31.4%	463,556	340,082	36.3%
Provision for income taxes	(79,472)	(61,884)	28.4%	(141,683)	(108,236)	30.9%

Income from continuing operations, net of tax	177,321	133,531	32.8%	321,873	231,846	38.8%
Income (loss) from discontinued operations, net of tax	(55,465)	8,174		(54,700)	5,641

Net income	121,856	141,705	(14.0)%	267,173	237,487	12.5%
Net income attributable to noncontrolling interests	(44,427)	(35,497)	25.2%	(89,219)	(58,821)	51.7%

Net income attributable to SNI	$77,429	$106,208	(27.1)%	$177,954	$178,666	(0.4)%

Diluted income per share:
Income from continuing operations attributable to SNI common shareholders	$0.78	$0.58		$1.37	$1.03
Income (loss) from discontinued operations attributable to SNI common shareholders	(0.33)	0.05		(0.32)	0.03

Net income attributable to SNI common shareholders per diluted share of common stock	$0.46	$0.63		$1.05	$1.07

Weighted average diluted shares outstanding	170,048	167,802		169,875	167,446

Net income per share amounts may not foot since each is calculated independently.

See notes to results of operations.

SCRIPPS NETWORKS INTERACTIVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in thousands, except per share data)	June 30, 2011 (unaudited)	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$713,456	$549,897
Accounts and notes receivable (less allowances: 2011 - $5,408; 2010 - $4,788)	531,433	505,392
Programs and program licenses	314,983	271,204
Assets of discontinued operations		262,268
Other current assets	66,172	82,114

Total current assets	1,626,044	1,670,875
Investments	59,962	48,536
Property and equipment, net	216,163	214,131
Goodwill	510,484	510,484
Other intangible assets, net	577,246	598,080
Programs and program licenses (less current portion)	277,871	252,522
Unamortized network distribution incentives	67,438	82,339
Other non-current assets	12,276	11,465

Total Assets	$3,347,484	$3,388,432

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,742	$9,672
Program rights payable	44,889	26,256
Customer deposits and unearned revenue	42,574	27,125
Employee compensation and benefits	39,155	47,902
Accrued marketing and advertising costs	13,313	7,277
Liabilities of discontinued operations		44,046
Other accrued liabilities	52,693	61,797

Total current liabilities	202,366	224,075
Deferred income taxes	89,851	81,960
Long-term debt	884,470	884,395
Other liabilities (less current portion)	120,646	117,708

Total liabilities	1,297,333	1,308,138

Redeemable noncontrolling interests	163,087	158,148

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2011 - 127,378,668 shares; 2010 - 133,288,144 shares	1,273	1,332
Voting - authorized: 60,000,000 shares; issued and outstanding: 2011 - 34,359,113 shares; 2010 - 34,359,113 shares	344	344

Total	1,617	1,676
Additional paid-in capital	1,369,028	1,371,050
Retained earnings	317,564	414,972
Accumulated other comprehensive income (loss)	(11,044)	(11,525)

Total SNI shareholders’ equity	1,677,165	1,776,173
Noncontrolling interest	209,899	145,973

Total equity	1,887,064	1,922,146

Total Liabilities and Equity	$3,347,484	$3,388,432

SCRIPPS NETWORKS INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Six months ended June 30,
(in thousands)	2011	2010

Cash Flows from Operating Activities:
Net income	$267,173	$237,487
Loss (income) from discontinued operations	54,700	(5,641)

Income from continuing operations, net of tax	321,873	231,846
Depreciation and intangible assets amortization	43,735	47,843
Amortization of network distribution costs	20,915	15,169
Program amortization	190,043	193,407
Equity in earnings of affiliates	(22,682)	(14,542)
Program payments	(242,335)	(183,568)
Capitalized network distribution incentives	(6,631)	(5,737)
Dividends received from equity investments	16,422	9,470
Deferred income taxes	9,641	(28,936)
Stock and deferred compensation plans	15,414	10,851
Changes in certain working capital accounts:
Accounts receivable	(26,195)	(47,703)
Other assets	(9,581)	(4,840)
Accounts payable	24	(8,486)
Accrued employee compensation and benefits	(9,554)	(4,855)
Accrued income taxes	33,984	(22,872)
Other liabilities	12,713	4,225
Other, net	4,509	13,385

Cash provided by (used in) continuing operating activities	352,295	204,657
Cash provided by (used in) discontinued operating activities	13,253	12,592

Cash provided (used in) by operating activities	365,548	217,249

Cash Flows from Investing Activities:
Additions to property and equipment	(24,875)	(23,620)
Purchase of noncontrolling interests	(3,400)	(14,400)
Other, net	(5,132)	(1,225)

Cash provided by (used in) continuing investing activities	(33,407)	(39,245)
Cash provided by (used in) discontinued investing activities	141,786	(10,206)

Cash provided by (used in) investing activities	108,379	(49,451)

Cash Flows from Financing Activities:
Dividends paid	(29,539)	(24,976)
Dividends paid to noncontrolling interest	(44,680)	(79,853)
Noncontrolling interest capital contribution	52,804
Repurchase of Class A common stock	(300,000)
Proceeds from stock options	16,779	18,034
Other, net	(6,023)	(5,064)

Cash provided by (used in) financing activities	(310,659)	(91,859)

Effect of exchange rate changes on cash and cash equivalents	291	702

Increase (decrease) in cash and cash equivalents	163,559	76,641

Cash and cash equivalents:
Beginning of year	549,897	254,370

End of period	$713,456	$331,011

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$16,186	$664
Income taxes paid	82,693	139,737

Notes to Results of Operations

1. OTHER CHARGES AND CREDITS

Food Network Partnership noncontrolling interest – During 2010, we completed the rebranding of the Fine Living Network (“FLN”) to the Cooking Channel and subsequently contributed the membership interest of the Cooking Channel to the Food Network Partnership (the “Partnership”) in August of 2010. In accordance with the terms of the Partnership agreement, the noncontrolling interest owner was required to make a pro-rata capital contribution to maintain its proportionate interest in the Partnership. At the close of our 2010 fiscal year, the noncontrolling owner had not made the required $52.8 million contribution and as a result its ownership interest in the Partnership was diluted from 31 percent to 25 percent. Accordingly, for the four months following the Cooking Channel contribution, profits were allocated to the noncontrolling owner at its reduced ownership percentage, reducing net income attributed to noncontrolling interest by $8.0 million in 2010.

In February 2011, the noncontrolling owner made the $52.8 million pro-rata contribution to the Partnership and its ownership interest was returned to the pre-dilution percentage as if this pro-rata contribution had been made as of the date of the Cooking Channel contribution. The retroactive impact from restoring the noncontrolling owner’s interest in the Partnership increased net income attributed to noncontrolling interest $8.0 million in the first quarter of 2011. Year-to-date net income attributable to SNI was decreased $4.7 million, $.03 per share.

Travel Channel and other costs – Operating results in the second quarter of 2010 include $8.6 million of transition costs following our acquisition of a controlling interest in the Travel Channel in December of 2009. Net income attributable to SNI for the second quarter of 2010 was reduced $3.4 million, $.02 per share.

For the year-to-date period of 2010, these Travel Channel transition costs were $24.1 million. Year-to-date operating results in 2010 also include $11.0 million of marketing and legal expenses incurred to support the company’s affiliate agreement renewal negotiations for Food Network and HGTV. These items reduced year-to-date net income attributable to SNI $15.5 million, $.09 per share.

2. DISCONTINUED OPERATIONS

During the second quarter of 2011, our Board of Directors approved the sale of our Shopzilla business and its related online comparison shopping brands. We received consideration totaling approximately $160 million upon finalizing the sale of the business on May 31, 2011. The Shopzilla business’ assets, liabilities and results of operations have been retrospectively presented as discontinued operations within our condensed consolidated financial statements for all periods.

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Operating revenues	$32,356	$37,311	$87,492	$74,917

Income (loss) from discontinued operations, before tax:
Shopzilla:
Income (loss) from operations	$(4,219)	$(3,036)	$(2,468)	$(7,046)
Loss from divestiture	(53,325)		(53,325)

Total Shopzilla	(57,544)	(3,036)	(55,793)	(7,046)
uSwitch		714		714

Income (loss) from discontinued operations, before tax	(57,544)	(2,322)	(55,793)	(6,332)
Income tax (benefit)	(2,079)	(10,496)	(1,093)	(11,973)

Income (loss) from discontinued operations, net of tax	$(55,465)	$8,174	$(54,700)	$5,641

Discontinued operations in the second quarter of 2011 reflect a loss on divestiture of $53.3 million related to the sale of the Shopzilla business. No income tax benefit related to the capital losses attributed to the sale has been recognized. Net income attributable to SNI was decreased $.31 per share. The loss on divestiture is subject to the settlement of final working capital adjustments and $5 million in contingent cash consideration if Shopzilla achieves certain performance targets in 2012.

The income tax benefit recorded during the second quarter of 2010 includes a reduction in the valuation allowance on the deferred tax asset resulting from the sale of our uSwitch business in December of 2009. The reduction in the valuation allowance is attributed to the partial utilization of the uSwitch capital loss against capital gains that were generated in periods prior to the Company’s separation from The E. W. Scripps Company (“E. W. Scripps”). In accordance with the tax allocation agreement with E. W. Scripps, we were notified in the second quarter of 2010 that these capital gains were available for use by SNI. The income tax benefit increased income from discontinued operations $9.3 million. Net income attributable to SNI was increased $.06 per share.

3. SEGMENT INFORMATION

We determine our business segments based upon our management and internal reporting structure. Our reportable segment, Lifestyle Media, is a strategic business that offers different products and services.

Lifestyle Media includes our national television networks, HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country (“GAC”). Lifestyle Media also includes Web sites that are associated with the aforementioned television brands and other Internet-based businesses serving food, home and travel related categories. The Food Network and Cooking Channel are included in the Food Network Partnership of which we own approximately 69%. We also own 65% of Travel Channel. Each of our networks is distributed by cable and satellite distributors and telecommunication service providers.

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Refer to Note 5—Non-GAAP Financial Measures, for reconciliations to GAAP measures.

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

Information regarding the operating performance of our business segments and a reconciliation to our results of operations is as follows:

(in thousands)	Three months ended June 30,			Six months ended June 30,
	2011	2010	Change	2011	2010	Change

Segment operating revenues:
Lifestyle Media	$527,353	$475,193	11.0%	$1,000,906	$903,757	10.7%
Corporate/intersegment eliminations	6,631	3,537	87.5%	13,909	6,760

Total operating revenues	$533,984	$478,730	11.5%	$1,014,815	$910,517	11.5%

Segment profit (loss):
Lifestyle Media	$288,859	$237,003	21.9%	$533,464	$423,202	26.1%
Corporate	(14,758)	(15,079)	(2.1)%	(32,113)	(30,999)	3.6%

Total segment profit	274,101	221,924	23.5%	501,351	392,203	27.8%
Depreciation and amortization of intangible assets	(22,174)	(24,790)	(10.6)%	(43,735)	(47,843)	(8.6)%
Gains (losses) on disposal of property and equipment	(3)	(1,171)	(99.7)%	(19)	(1,292)	(98.5)%
Interest expense	(8,576)	(9,291)	(7.7)%	(17,191)	(17,772)	(3.3)%
Equity in earnings of affiliates	13,024	8,366	55.7%	22,682	14,542	56.0%
Miscellaneous, net	421	377	11.7%	468	244	91.8%

Income from continuing operations before income taxes	$256,793	$195,415	31.4%	$463,556	$340,082	36.3%

Corporate includes the results of the lifestyle-oriented channels we operate in Europe, the Middle East, and Africa, operating results from the international licensing of our national networks’ programming, and the costs associated with our international expansion initiatives.

Our continued investment in international expansion initiatives increased the segment loss at corporate by $0.3 million in the second quarter of 2011 and $2.2 million for the year-to-date period of 2011 compared with $3.2 million in the second quarter of 2010 and $5.0 million for the year-to-date period of 2010.

4. SUPPLEMENTAL FINANCIAL INFORMATION

Our Lifestyle Media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of its content to third parties, the licensing of its brands for consumer products such as books and kitchenware, and from the sale of advertising on our Lifestyle Media affiliated Web sites.

Supplemental information for Lifestyle Media is as follows:

(in thousands)	Three months ended June 30,			Six months ended June 30,
	2011	2010	Change	2011	2010	Change

Operating revenues by brand:

Food Network	$187,486	$173,220	8.2%	$361,531	$325,152	11.2%
HGTV	189,166	173,701	8.9%	360,530	335,318	7.5%
Travel Channel	70,303	61,188	14.9%	132,302	118,084	12.0%
DIY	29,042	22,816	27.3%	52,387	41,464	26.3%
Cooking Channel/FLN (1)	15,934	13,615	17.0%	31,201	27,399	13.9%
GAC	5,896	8,496	(30.6)%	12,360	14,902	(17.1)%
Digital Businesses	27,394	21,407	28.0%	46,775	39,450	18.6%
Other	2,208	1,705	29.5%	4,431	3,531	25.5%
Intrasegment eliminations	(76)	(955)		(611)	(1,543)

Operating revenues by type:

Advertising	$372,894	$331,465	12.5%	$694,653	$618,734	12.3%
Network affiliate fees, net	146,318	138,554	5.6%	290,406	274,457	5.8%
Other	8,141	5,174	57.3%	15,847	10,566	50.0%

Subscribers (2):

Food Network				100,600	99,900	0.7%
HGTV				99,900	99,000	0.9%
Travel Channel				96,000	96,200	(0.2)%
DIY				54,300	53,500	1.5%
Cooking Channel/FLN (1)				58,000	57,400	1.0%
GAC				60,200	58,500	2.9%

(1)	The Cooking Channel, a replacement for FLN, premiered on May 31, 2010.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.

5. NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with GAAP provided in this release, the Company has presented segment profit. A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Operating income	$251,924	$195,963	$457,597	$343,068
Depreciation and amortization of intangible assets:
Lifestyle Media	21,656	24,325	42,705	46,940
Corporate	518	465	1,030	903
Losses (gains) on disposal of property and equipment:
Lifestyle Media	3	1,171	19	1,292

Total segment profit	$274,101	$221,924	$501,351	$392,203

The Company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The Company measures free cash flow as it believes it is an important indicator for management and investors as to the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Segment profit	$274,101	$221,924	$501,351	$392,203
Income taxes paid	(81,400)	(120,376)	(82,693)	(139,737)
Interest paid	(221)	(497)	(16,186)	(664)
Working capital and other	(52,735)	(46,737)	(50,177)	(47,145)

Cash provided by continuing operating activities	139,745	54,314	352,295	204,657
Dividends paid to noncontrolling interest	(29,453)	(24,211)	(44,680)	(79,853)
Additions to property and equipment	(13,686)	(12,461)	(24,875)	(23,620)

Free cash flow	$96,606	$17,642	$282,740	$101,184

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.